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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934



Date  of  Report  (Date  of  earliest  event  reported)      MAY  20,  2003
                                                        --------------------

                         CALYPTE BIOMEDICAL CORPORATION.
                         -------------------------------
              Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


000-20985                                                 06-1226727
--------------------                               ------------------------
Commission File No.                              I.R.S. Employer Identification


1265  HARBOR  BAY  PARKWAY,
ALAMEDA,  CA                                                     94502
------------                                                     -----
Address  of  principal  executive offices                       Zip Code


(510)  749-5100
---------------
Registrant's  telephone  number,
including  area  code




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ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

On May 20, 2003, the Registrant (the "Company") held its Annual Meeting of Shareholders. At the meeting shareholders approved an amendment to the Company's Amended and Restated Certificate of Incorporation to implement a reverse stock split of the outstanding shares of the company's common stock at a ratio of 1:30. The company's authorized shares of common and preferred stock will not affected by the reverse split which is expected to be effective May 27, 2003. Shareholders also approved increases to the number of shares reserved under the Company's 2000 Equity Incentive, 1995 Director Option, and 1995 Employee Stock Purchase Plans and ratified the appointment by the Board of Directors of KPMG LLP as independent auditors to audit the financial statements of the Company.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)  Exhibits.

     99.1  Calypte  Biomedical  press  release  dated  May  21,  2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Alameda,  California
         May  21,  2003


                              CALYPTE  BIOMEDICAL  CORPORATION
                              --------------------------------
                                   (Registrant)

                              /s/  Richard  D.  Brounstein
                              -------------------------
                              Richard  D.  Brounstein
                              Executive  Vice  President  and  Chief  Financial
                              Officer


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